Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-98106; 333-120519; 333-156279; 333-152624; 333-160266; 333-167009; 333-174428; 333-195934; 333-217842; and 333-224789) and Form S-3 (No. 333-236785) of Radian Group Inc. of our report dated February 26, 2021 relating to the financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 26, 2021